As filed with the Securities and Exchange Commission on February 24, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

FAT BRANDS INC.

(Exact name of registrant as specified in its charter)

Delaware	82-1302696
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9720 Wilshire Blvd., Suite 500 Beverly Hills, California	90212
(Address of principal executive offices)	(Zip Code)

FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan

(Full title of the plan)

Andrew A. Wiederhorn

Chief Executive Officer

FAT Brands Inc.

9720 Wilshire Blvd., Suite 500

Beverly Hills, California 90212

(310) 319-1850

(Name, address, and telephone number, including area code, of agent for service)

With copies to:

Allen Z. Sussman, Esq. General Counsel FAT Brands Inc. 9720 Wilshire Blvd, Suite 500 Beverly Hills, California 90212 Tel: (310) 319-1850	Mark J. Kelson, Esq. William Wong, Esq. Greenberg Traurig, LLP 1840 Century Park East, Suite 1900 Los Angeles, California 90067 Tel: (310) 586-7700 Fax: (310) 586-7800

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act of 1933, as amended. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (this “Registration Statement”) is being filed, pursuant to General Instruction E of Form S-8, for the purpose of registering an additional 1,000,000 shares of Class A Common Stock, par value $0.0001 per share (“Class A Common Stock”), of FAT Brands Inc., a Delaware corporation (the “Company”), issuable under the FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan, as amended (the “Plan”). The shares of Class A Common Stock previously reserved for issuance under the FAT Brands Inc. 2017 Omnibus Equity Incentive Plan were initially registered under the Company’s Registration Statement on Form S-8 (File No. 333-239031), filed with the U.S. Securities and Exchange Commission (the “SEC”) on June 9, 2020, and additional shares of Class A Common Stock reserved for issuance under the Plan were registered under the Company’s Registration Statement on Form S-8 (File No. 333-261362), filed with the SEC on November 24, 2021 (together, the “Prior Registration Statements”). Pursuant to General Instruction E of Form S-8, the contents of the Prior Registration Statements are hereby incorporated herein by reference and made part of this Registration Statement, except as amended hereby.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference the following information and documents previously filed with the SEC into this Registration Statement:

●	the Company’s Annual Report on Form 10-K for the fiscal year ended December 25, 2022, filed with the SEC on February 24, 2023;

●	the Company’s Current Reports on Form 8-K, filed with the SEC on (i) January 5, 2023, (ii) January 31, 2023, and (iii) February 16, 2023;

●	the description of the Class A Common Stock contained in the Company’s Registration Statement on Form 8-A, filed with the SEC on October 19, 2017, including any amendment or report filed for the purpose of updating such description.

The Company also incorporates by reference into this Registration Statements any additional documents that the Company may file with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date hereof but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold; provided, however, that documents or information deemed to have been furnished and not filed in accordance with SEC rules shall not be deemed incorporated by reference into this Registration Statement.

For the purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

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Item 8.	Exhibits.

		Incorporated By Reference to
Exhibit Number	Description	Form	Exhibit	Filing Date	Filed Herewith

4.1	Second Amended and Restated Certificate of Incorporation of the Company, effective August 16, 2021	8-K	3.1	08/19/2021

4.2	Certificate of Amendment to Second Amended and Restated Certificate of Incorporation of the Company, effective August 24, 2021	8-K	3.1	08/30/2021

4.3	Certificate of Amendment of Second Amended and Restated Certificate of Incorporation of the Company, effective December 20, 2022	8-K	3.1	12/23/2022

4.4	Bylaws of the Company, effective February 21, 2023	10-K	3.6	02/24/2023

4.5	FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan	Schedule 14A (Proxy Statement)	Appendix A	09/09/2021

4.6	Amendment to the FAT Brands Inc. Amended and Restated 2017 Omnibus Equity Incentive Plan	Schedule 14A (Proxy Statement)	Appendix B	11/28/2022

4.7	Forms of Award Agreements under the Amended and Restated 2017 Omnibus Equity Incentive Plan	S-8	4.6	06/09/2020

5.1	Opinion of Greenberg Traurig, LLP				X

23.1	Consent of Baker Tilly US, LLP				X

23.2	Consent of Greenberg Traurig, LLP (included within the opinion filed as Exhibit 5.1)				X

24.1	Power of attorney for directors and officers of the Company (included on the signature page to this Registration Statement)				X

107	Filing Fee Table				X

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Beverly Hills, State of California, on the 24th day of February, 2023.

FAT Brands Inc.

By:	/s/ Andrew A. Wiederhorn
Name: Andrew A. Wiederhorn
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Andrew A. Wiederhorn and Kenneth J. Kuick, and each of them, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-8 and any and all amendments thereof (including post-effective amendments), and to file the same, with the exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required and necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Andrew A. Wiederhorn	President, Chief Executive Officer and Director	February 24, 2023
Andrew A. Wiederhorn	(Principal Executive Officer)

/s/ Kenneth J. Kuick	Chief Financial Officer	February 24, 2023
Kenneth J. Kuick	(Principal Financial and Accounting Officer)

/s/ James Neuhauser	Executive Chairman of the Board of Directors	February 24, 2023
James Neuhauser

/s/ Edward H. Rensi	Vice-Chairman of the Board of Directors	February 24, 2023
Edward H. Rensi

/s/ Kenneth J. Anderson	Director	February 24, 2023
Kenneth J. Anderson

/s/ Lynne L. Collier	Director	February 24, 2023
Lynne L. Collier

/s/ Amy V. Forrestal	Director	February 24, 2023
Amy V. Forrestal

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